Exhibit 10.6

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY “[***]”, HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) THE TYPE OF INFORMATION THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CONFIDENTIAL

AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED COMMERCIAL MANUFACTURING SERVICES AGREEMENT

THIS AMENDMENT NO. 1 TO THE SECOND AMENDED AND RESTATED COMMERCIAL MANUFACTURING SERVICES AGREEMENT (this “Amendment No. 1”), effective as of March 4, 2026 (“the Amendment No. 1 Effective Date”), is entered and made by and between WuXi Biologics (Hong Kong) Limited, having an address at Unit 417, 4th Floor, Lippo Centre Tower Two, No. 89 Queensway, Admiralty, Hong Kong (“WuXi Biologics”), and Invivyd, Inc. having its principal place of business at 209 Church St., New Haven, CT 06510 (“Client”). WuXi Biologics and Client may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, WuXi Biologics and Client entered into that certain SECOND AMENDED AND RESTATED COMMERCIAL MANUFACTURING SERVICES AGREEMENT, dated as of September 19, 2023 (the “Agreement”); and

WHEREAS, WuXi Biologics’ address was formerly at “Flat/RM826, 8/F Ocean Centre Harbour City, 5 Canton Road TST, Hong Kong” and Client’s address was formerly at “1601 Trapelo Road, Suite 178, Waltham, MA 02451”; and

WHEREAS, the Parties now desire to amend the Agreement as set forth herein;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein below, the sufficiency of which is acknowledged by both Parties, the Parties agree as follows:

1.
Section 1.34 of the Agreement is hereby deleted in its entirety and replaced with the following:

1.34 “Products” means each of the Drug Substance and Drug Products, that may be produced by a cell line under the Cell Line License Agreement, set out on a Product Schedule, as may be entered into between the Parties from time to time, that are Manufactured under this Agreement, including any applicable Purchase Order.

2.
Section 19.1 of the Agreement is hereby deleted in its entirety and replaced with the following:
19.1
Term. This Agreement shall enter into effect on the date after both Parties sign this Second Amended and Restated Commercial Manufacturing Services Agreement and will be valid for an initial period until March 1, 2036 (the “Initial Term”), and thereafter may be renewed for further periods to be agreed to by the Parties in a written amendment (the “Renewal Term” and together with the Initial Term, the “Term”), unless terminated earlier as provided for elsewhere in this Agreement. If either Party does not wish to renew this Agreement, notice must

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be provided [***] before the Initial Term or a Renewal Term expire (unless otherwise mutually agreed) to account for the binding forecasts provided under this Agreement and to provide for an orderly wind-down.
3.
A new Section 19.6 and a new Section 19.7 are hereby inserted immediately following Section 19.5 as follows:
19.6
Termination for Convenience. Client may terminate this Agreement or a Purchase Order at any time with [***] advance written notice to WuXi Biologics; provided that to the extent the Agreement is terminated but a Purchase Order is not, this Agreement will remain in force and effect with respect to such Purchase Order until the completion of the Services under such Purchase Order; and provided further that termination of the Agreement or any Purchase Order will not relieve Client of any payment obligations which have accrued pursuant to this Agreement, nor from the binding component of any Forecast Schedule.
19.7
Termination Due to Legal Reasons. If any applicable law (including any Applicable Law) rule, regulation, guideline, or order in effect and as amended from time-to-time, or any newly enacted and in effect applicable law, rule, regulation, guideline, or order, materially prevents Client from being able to enter into or maintain a contract with a United States governmental entity or from receiving grant funds from such a US governmental entity, or materially affects Client’s ability to obtain government insurance coverage, including but not limited to [***], of any Product, in each case, as a result of Provider providing the Services to Client under this Agreement or as a result of Client being a party to this Agreement (any such law, rule, regulation, guideline, or order, new or existing, or any change to any of the foregoing, an “Interfering Law”), Client may terminate this Agreement and/or any Purchase Orders, solely to the extent this Agreement or such Purchase Orders specifically relate to Product intended for sale or use in the US market, upon written notice to WuXi Biologics, effective immediately, with such written notice to describe: (i) the Interfering Law; (ii) the expected adverse effect such Interfering Law could reasonably be expected to have on this Agreement and/or Purchase Order; and (iii) why Client must terminate this Agreement and/or Purchase Order to avoid or mitigate such adverse effect. For clarity, Client shall remain fully liable with respect to the cancellation of any outstanding Purchase Orders, and no termination or cancellation shall relieve Client of any payment obligations which would otherwise have been incurred under the binding portion of any Forecast Schedule to the extent Provider, using Commercially Reasonable Efforts, cannot fill Client’s slot(s) with a Third Party’s reasonable comparable production (including scale, process, duration) and/or return, re-sell or reallocate raw materials, as applicable to mitigate costs. Upon such termination, at Client’s option and expense, WuXi Biologics shall use commercially reasonable efforts to conduct a full Technology Transfer (defined below) to Client or any of its Affiliates or any third-party designee, of all materials and information pursuant to the terms of Section 20.5.

CONFIDENTIAL

4.
Section 20.5 of the Agreement is hereby deleted in its entirety and replaced with the following:
20.5
Technical Transfer Assistance. During the Term of this Agreement and for a period of [***] following expiration or termination of this Agreement, WuXi Biologics will provide, upon the request of Client, its full support and cooperation, including but not limited to training, consulting, and troubleshooting in transferring the then-current Manufacturing processes and testing methods to an alternative site controlled by an alternative manufacturer or testing laboratory, designated by Client. This “Technology Transfer” shall include any information specific to the relevant Client Product and reasonably necessary for the Manufacture of such Product by an alternative manufacturer, including, but not limited to, as applicable, all relevant and Product-specific protocols, batch records, test methods, data, results, interpretation of results, Specifications, and cell lines and cell banks. WuXi Biologics shall be entitled to charge Client for its reasonable personnel and out-of-pocket costs in supporting the technical transfer of the Products, at its then-current charge-out rates for similar activities based on a written and accepted quotation. Additionally, in connection with the technical transfer assistance provided pursuant to this Section 20.5, WuXi Biologics shall, upon receiving corresponding payment and licenses, grant to Client and its Affiliates and designees a perpetual, fully-paid, non-exclusive license under any WuXi Biologics Background IP and WuXi Biologics Arising IP which is reasonably necessary for the Manufacture of each Product, solely to the extent necessary to Manufacture the Products. WuXi Biologics’ obligations to support a technical transfer shall continue until such time as Client, or its designee, successfully Manufactures [***] of each Product.
5.
Section 23.9 of the Agreement is hereby deleted in its entirety and replaced with the following:

23.9 Notice. Any notice to be given by either Party under or in connection with this Agreement to the other Party must be in writing in English and shall be: (a) delivered by hand or by courier; (b) sent by pre-paid recorded (i.e. signed for) post or airmail or express overnight courier; or (c) sent by fax, to the addresses set out below (or such other address or number as may be notified to the other Party from time to time):

WuXi Biologics: [***]
Client: [***]

Unless there is evidence that it was received earlier, notices sent in accordance with this Section 23.9 are to be deemed to have been received: if delivered by hand or by courier, when left at the address referred to above; if sent by post to

CONFIDENTIAL

an address within the country of postage, [***] after posting it; if sent by airmail or overnight express courier to an address outside the country of postage, [***] after posting it; or if sent by fax, when transmitted, provided that if deemed receipt occurs before 9am on a Working Day the notice shall be deemed to have been received at 9am on that day, and if deemed receipt occurs after 5pm on a Working Day, or on a day which is not a Working Day, the notice shall be deemed to have been received at 9am on the next Working Day.

6.
Except as expressly amended by this Amendment No. 1, the Agreement is and shall remain unchanged and in full force and effect in accordance with its terms and the Parties hereto hereby ratify and reaffirm the Agreement as amended hereby.
7.
The laws of the State of New York, USA, without giving effect to principles of conflict of laws, govern all matters relating to this Amendment No. 1 and the enforcement and interpretation thereof. Any dispute arising out of or in connection with this Amendment No. 1 shall be resolved in accordance with Section 12.8 of the Agreement.
8.
This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Each Party may rely on the delivery of executed electronic copies of counterpart execution pages of this Amendment No. 1 and such electronic copies shall be legally effective to create a valid and binding agreement among the Parties.
9.
Any capitalized term used in this Amendment No. 1 and not otherwise defined herein shall have the meaning given to that term in the Agreement.

[Signature Page Follows]

CONFIDENTIAL

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment No. 1 to be duly executed as of the Amendment No. 1 Effective Date set forth above.

WuXi Biologics (Hong Kong) Limited	Invivyd, Inc.
By: [***] Name: [***] Title: [***] Date: 4 March, 2026	By: [***] Name: [***] Title: [***] Date: 3/4/2026